Exhibit 99.6
Confidential — For Internal Use Only
INTENT TO ACQUIRE PEROT SYSTEMS
STEVE SCHUCKENBROCK AUDIOCAST
EMAIL TEASER/DRIVING EMPLOYEES TO BLOG:

Audience:	Global LE team
Channel:	LE email teaser/blog intro directing to audiocast
From:	Steve Schuckenbrock
Title:	Perot Systems — What This Means To LE
By now you’ve seen the news from Michael about our intent to acquire Perot Systems. This is the right services acquisition for Dell — a great fit for our company both strategically and culturally. This is also a great fit for our team in Large Enterprise!
Please take just a few moments to listen to my audiocast message on the LE blog and to learn more about Perot Systems in my blog on One Dell Way.
Steve
Additional Information
The planned tender offer described in this email has not yet commenced. The description contained in this email is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot Systems’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.
TRANSCRIPT OF AUDIOCAST REMARKS:
Hello to all of my colleagues around the world. This is Steve Schuckenbrock. And I know that all of you have now seen the terrific announcement that Michael made this morning about our intent to acquire Perot Systems. While the actual closing of that transaction will take a little bit of time, I think it would be great for everyone to take some time and learn as much as you possibly can about the exciting capabilities that Perot Systems will add to our business. The combination of Perot Systems’ services capability, along with Dell’s services capability, creates an almost $8 billion business and that business has scale, it has global reach, it has capability that go well beyond anything that Dell has been able to deliver itself up until this point. It’s really exciting to see the potential of this combination and to know what it can do for our customers. Both Perot and Dell stand for intimate relationships, directly with the customer, and delivered in a way that really drives toward maximizing the value and the total cost of ownership in their business. When you have that as a collective focus, and have the capability that their business and our business has, and the potential for that capability being focused on our customers, I think you can get some dramatic results. I’m really excited about this and I hope all of you are as well. And I would invite you not only to stay current with everything that’s going to happen and be visible on One Dell Way, but get familiar with the Perot Company and get out to their Web site and learn what they’re doing. I expect they’ll get a lot of hits today. The other thing that I would tell you is we have fantastic people in Dell. We have fantastic people specifically in Dell Services, whether it’s from the Tech Centers all the way through the variety of different consulting and managed services offerings. Our people differentiate us every single day. Well, that is at the core of the philosophy of Perot Systems. It is what that business is founded from. And it’s the combination of those cultures, which I believe will be very, very compatible, that we will achieve the greatness that we aspire to. So, I once again encourage you to get out there and take a look. And we look forward to further news as this acquisition continues to develop.
*END*
Additional Information
The planned tender offer described in this transcript has not yet commenced. The description contained in this transcript is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot Systems’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.

Confidential — For Internal Use Only
INTENT TO ACQUIRE PEROT SYSTEMS
PAUL BELL AUDIOCAST
EMAIL TEASER/DRIVING EMPLOYEES TO BLOG:

Audience:	Global Public team
Channel:	Public email teaser/blog intro directing to audiocast
From:	Paul Bell
Title:	Perot Systems — What This Means To Public
This is an exciting day for us in Global Public! By now you’ve seen the news from Michael about our intent to acquire Perot Systems. This is the right services acquisition for Dell — a great fit for our company both strategically and culturally. This is especially true for us in Public.
Please take just a few moments to listen to my audiocast message to learn more.
Paul
Additional Information
The planned tender offer described in this email has not yet commenced. The description contained in this email is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot Systems’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.
TRANSCRIPT OF AUDIOCAST REMARKS:
Paul Bell: This is a very exciting day for us in the Global Public sector. By now I hope you’ve had a chance to see Michael’s announcement and perhaps some of the early press coverage of our impending acquisition of Perot Systems. Michael described how this company is an excellent fit with Dell strategically and culturally. For us in the Public sector this is especially true. Perot has built a world-class practice in healthcare and in government and is far away the leading service provider to hospitals in the US as of today. We know them in a direct, personal way since they’ve been our closest strategic partner in US healthcare since earlier this year. We’ve come to respect their capability, admire their culture of service and integrity, and we’ve really enjoyed working with them, and I know you will too. Our intention is to complement each other and grow together globally. They’ve already begun to extend their reach into Europe, Latin America, India and China. We’ll be great teammates around the world in creating and delivering next-generation solutions to our customers. I believe we have some great things ahead of us working together. We share a common vision, an undeniable passion and a desire to make an impact. This is the right services acquisition for Dell and for us in the Public sector. Together we’re building a Dell that’s better than ever.
*END*
Additional Information
The planned tender offer described in this transcript has not yet commenced. The description contained in this transcript is not an offer to buy or the solicitation of an offer to sell securities. At the time the planned tender offer is commenced, Dell will file a tender offer statement on Schedule TO with the Securities and Exchange Commission (the “SEC”), and Perot Systems will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the planned tender offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other tender offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before making any decision to tender securities in the planned tender offer. Those materials will be made available to Perot Systems’s stockholders at no expense to them. In addition, all of those materials (and all other tender offer documents filed with the SEC) will be made available at no charge on the SEC’s website: www.sec.gov.